Exhibit 10.16(N)

YAHOO! INC.

1995 STOCK PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR CAROL BARTZ

THIS PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of             , 20     (the “Date of Grant”), is made by and between Yahoo! Inc., a Delaware corporation (the “Company”), and Carol Bartz (the “Grantee”).

WHEREAS, the Company has adopted the Yahoo! Inc. 1995 Stock Plan, as amended (the “Plan”), pursuant to which the Company may grant Restricted Stock Units that are subject to performance-based vesting conditions;

WHEREAS, the Company desires to grant to the Grantee the number of Restricted Stock Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Unit Award

(a) Grant of Restricted Stock Units. The Company hereby grants to the Grantee              Restricted Stock Units (such number, the “Target Number” of Restricted Stock Units) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (the “Award”).

(b) Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award

The grant of Restricted Stock Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Limitations on Rights Associated with Units. The Restricted Stock Units are bookkeeping entries only. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units.

(b) Restrictions. The Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. Any attempt to dispose of any Restricted Stock Units in contravention of the above restriction shall be null and void and without effect.

(c) Performance-Based Requirements; Lapse of Restrictions.

(i) For 20     (the “Performance Year”), the Grantee shall be credited with a number of Restricted Stock Units equal to the Target Number of Restricted Stock Units multiplied by a percentage that (1) will be determined by the Administrator after the Performance Year based on the Company’s achievement of financial performance goals established for the Performance Year and (2) will be between 0% and 200%. The performance goals and the methodology for establishing the number of Restricted Stock Units to be credited will be established by the Administrator not later than ninety (90) days after the start of the Performance Year (and in any event at a time when it is substantially uncertain whether the performance targets will be achieved). The methodology to determine the Restricted Stock Unit crediting percentage will be communicated to the Grantee after it is established by the Administrator. The Administrator shall, following the end of the Performance Year, determine whether and the extent to which the performance targets for the Performance Year have been satisfied and the number of Restricted Stock Units to be credited to the Grantee. Such determinations by the Administrator shall be final and binding. Any Restricted Stock Units that are not credited to the Grantee in accordance with the foregoing provisions of this Section 2(c)(i) shall terminate upon the date of such determinations by the Administrator.

(ii) Subject to Sections 2(e) through 2(g) below, the Restricted Stock Units credited to the Grantee pursuant to Section 2(c)(i) shall vest and become non-forfeitable upon the third anniversary of the Date of Grant; provided, however, that if a Change in Control (as defined in Section 2(g)) occurs during the Performance Year, the number of Restricted Stock Units that shall vest upon the third anniversary of the Date of Grant shall equal the Target Number of Restricted Stock Units.

(d) Timing and Manner of Payment of Restricted Stock Units. As soon as practicable after (and in no case more than seventy-four days after) the date any Restricted Stock Units subject to the Award become non-forfeitable (the “Payment Date”), such Restricted Stock Units shall be paid by the Company delivering to the Grantee, a number of Shares equal to the number of Restricted Stock Units that become non-forfeitable upon that Payment Date (rounded down to the nearest whole share). The Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee. Delivery of any certificates will be made to the Grantee’s last address reflected on the books of the Company and its Subsidiaries unless the Company is otherwise instructed in writing. The Grantee shall not be required to pay any cash consideration for the RSUs or for any Shares received pursuant to the Award. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid. Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue

Shares in payment of the Restricted Stock Units unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any Stock Exchange.

(e) Termination of Employment. The following provisions shall apply in the event of the termination of the Grantee’s employment or service with the Company, Parent or any Subsidiary:

(i) Except as expressly provided below in Sections 2(e)(ii) or Section 2(g), in the event of the termination of the Grantee’s employment or service with the Company, Parent or any Subsidiary for any reason prior to the lapsing of the restrictions in accordance with Section 2(c) hereof with respect to any of the Restricted Stock Units granted hereunder, such portion of the Restricted Stock Units held by Grantee shall be automatically forfeited by the Grantee as of the date of termination. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Stock Units that are so forfeited.

(ii) Notwithstanding the foregoing clause (i) but subject to Section 2(g) below, in the event the Grantee’s employment or service with the Company, Parent or any Subsidiary is terminated (A) as a result of the Grantee’s death or Disability (except as provided in clause (iv) below), (B) by the Company, Parent or any Subsidiary without Cause or (C) by the Grantee with Good Reason (a “Qualifying Termination”), the Restricted Stock Units shall be subject to pro-rata vesting such that the number of Restricted Stock Units that shall become vested and non-forfeitable shall equal (x) any Restricted Stock Units that would have vested in accordance with Section 2(c) (assuming no termination of employment had occurred), multiplied by (y) a fraction (not greater than 1), the numerator of which is the number of full months the Grantee was employed or rendering services between January 1 of the Performance Year and the date on which the Grantee’s Qualifying Termination occurs and the denominator of which is thirty-six (36). Any Restricted Stock Units that vest pursuant to this clause (ii) shall be paid as soon as practicable after (and in no case more than seventy-four (74) days after) the later of the last day of the Performance Year or the date of the Qualifying Termination. Any Restricted Stock Units that do not vest in accordance with the two preceding sentences shall terminate as of the date of Qualifying Termination (or, in the case of a termination during the Performance Year, on the last day of the Performance Year). For avoidance of doubt, this paragraph will not apply to a termination of the Grantee’s employment by the Company, Parent or any Subsidiary without Cause or by the Grantee for Good Reason that occurs at any time within the 12-month period following a Change in Control.

(iii) For purposes of this Agreement, “Disability,” “Cause,” and “Good Reason” shall have the same meanings as in the Grantee’s employment agreement with the Company entered into on January 13, 2009 (the “Employment Agreement”).

(iv) Notwithstanding the foregoing clauses (i) and (ii), in the event of a termination of the Grantee’s employment due to the Grantee’s death or Disability that occurs after the end of the Performance Year and prior to the third anniversary of the Date of Grant, the number of Restricted Stock Units that shall vest shall equal the number of Restricted Stock Units (if any) that would have vested in accordance with Section 2(c)

if Grantee’s employment had continued through the third anniversary of the Date of Grant. Any Restricted Stock Units that vest pursuant to this clause (iv) shall be paid as soon as practicable after (and in no case more than seventy-four days after) the termination date. Any Restricted Stock Units that do not vest in accordance with the foregoing provisions of this clause (iv) shall terminate as of the termination date. For avoidance of doubt, this clause (iv) will not apply to any such termination that occurs during the Performance Year.

(f) Corporate Transactions. Subject to any better treatment provided for in Section 2(g) below, the following provisions shall apply to the corporate transactions described below:

(i) In the event of a proposed dissolution or liquidation of the Company, the Award will terminate and be forfeited immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Administrator.

(ii) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Award shall be assumed or substituted with an equivalent award by such successor corporation, parent or subsidiary of such successor corporation; provided that the Administrator may determine, in the exercise of its sole discretion in connection with a transaction that constitutes a permissible distribution event under Section 409A(a)(2)(v) of the Code, that in lieu of such assumption or substitution, the Award shall be vested and non-forfeitable and any conditions or restrictions on the Award shall lapse, as to all or any part of the Award, including Restricted Stock Units as to which the Award would not otherwise be non-forfeitable.

(g) Change in Control. The following provisions shall apply in the event of a Change in Control prior to the third anniversary of the Date of Grant:

(i) In the event that, during the period of twelve (12) months following the Change in Control, the Grantee’s employment is terminated by the Company, Parent or any Subsidiary without Cause or by the Grantee for Good Reason (as defined above), the number of Restricted Stock Units (if any) that would have vested in accordance with Section 2(c) if the Grantee’s employment had continued through the third anniversary of the Date of Grant shall become fully vested and non-forfeitable as of the date of such termination.

(ii) For purposes of this Agreement, “Change in Control” shall mean the first of the following events to occur after the Date of Grant:

(A) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its Affiliates (as defined below), but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

(B) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(C) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, provided, however, that a sale of the Company’s search business shall not constitute a Change in Control, regardless of whether stockholders approve the transaction.

(iii) For purposes of this Agreement, “Affiliate” means, with respect to any individual or entity, any other individual or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such individual or entity.

This Award of Restricted Stock Units shall not be subject to the acceleration of vesting provisions of Section 2.5 of the Amended and Restated Yahoo! Inc. Change in Control Severance Plan for Level I and Level II.

(h) Income Taxes. Except as provided in the next sentence, the Company shall withhold and/or reacquire a number of Shares issued in payment of (or otherwise issuable in payment of, as the case may be) the Restricted Stock Units having a Fair Market Value equal to the taxes that the Company determines it or the Employer is required to withhold under applicable tax laws with respect to the Restricted Stock Units (with such withholding obligation determined based on any applicable minimum statutory withholding rates). In the event the Company cannot (under applicable legal, regulatory, listing or other requirements, or otherwise) satisfy such tax withholding obligation in such method, the Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring the Grantee to pay such amount in cash or check; (ii) by deducting such amount out of any other compensation otherwise payable to the Grantee; and/or (iii) by allowing the Grantee to surrender shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Grantee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined.

(i) Release. The Grantee’s rights to receive any accelerated vesting of the Restricted Stock Units subject to the Award in connection with a termination of the Grantee’s employment or service pursuant to Section 2 shall require the Grantee to execute and deliver to the Company (with the period to revoke expiring without the Grantee’s revocation) within sixty (60) days of such termination (or, if earlier, the date the Company is required to make payment hereunder in connection with such termination) a release in the form annexed to the Employment Agreement. The Grantee shall also be required to promptly resign from the Board and all officerships, directorships or fiduciary positions with the Company and its Affiliates upon a termination of the Grantee’s employment or service.

Section 3. Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee. Notices may also be delivered to the Grantee, during his or her employment, through the Company’s inter-office or electronic mail systems.

(b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company, a Parent or any Subsidiary or shall interfere with or restrict in any way the right of the Company, Parent or any Subsidiary, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(g) Entire Agreement. This Agreement, the Plan and the Employment Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h) Recoupment. Notwithstanding any other provision herein, the Award and any Shares that may be issued in respect of the Award shall be subject to any recoupment or “clawback” policies in the Employment Agreement and any other such policies adopted by the Administrator to the extent the Administrator designates the policy as applicable to the Award at the time the policy is adopted.

(i) Adjustments. For purposes of the Restricted Stock Units subject to the Award, the term “stock dividend” under Section 16 of the Plan shall include dividends or other distributions of the stock of the subsidiaries of the Company.

(j) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(k) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

By Grantee’s signature and the signature of the Company’s representative below, or by Grantee’s acceptance of this Award through the Company’s online acceptance procedure, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Date of Grant.

YAHOO! INC.

By:
Its:

CAROL BARTZ

Signature:

8